Exhibit 4.2

CHELSEA GCA REALTY PARTNERSHIP, L.P.
as ISSUER

and

CHELSEA GCA REALTY, INC.

TO

STATE STREET BANK AND TRUST COMPANY
as TRUSTEE

FIFTH SUPPLEMENTAL INDENTURE
DATED AS OF _________________, 2000
________________________

$50,000,000 8 3/8% NOTES DUE 2005
$50,000,000 8 5/8% NOTES DUE 2009

SUPPLEMENT TO INDENTURE
DATED AS OF JANUARY 23, 1996 AMONG
CHELSEA GCA REALTY PARTNERSHIP, L.P. (AS ISSUER),
CHELSEA GCA REALTY, INC. AND
STATE STREET BANK AND TRUST COMPANY (AS TRUSTEE)

           FIFTH SUPPLEMENTAL INDENTURE, among CHELSEA GCA REALTY PARTNERSHIP, L.P., a limited partnership duly organized and existing under the laws of Delaware (hereinafter called the "Issuer"), having its principal executive office located at 103 Eisenhower Parkway, Roseland, New Jersey 07068, CHELSEA GCA REALTY, INC., a corporation duly organized and existing under the laws of Maryland (hereinafter called the "General Partner"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (hereinafter called the "Trustee"), having its Corporate Trust Office located at 2 Avenue de Lafayette, 6th Floor, Boston, Massachusetts 02111 (this "Supplemental Indenture").

Recitals

           WHEREAS, the Issuer and Chelsea GCA Realty, Inc. executed and delivered the Indenture (the "Original Indenture"), dated as of January 23, 1996, to the Trustee in contemplation of the issuance from time to time of debt securities evidencing the Issuer's senior unsecured indebtedness.

           WHEREAS, Section 301 of the Original Indenture provides that by means of a supplemental indenture, the Issuer may create one or more series of its debt securities and establish the form and terms and conditions thereof.

           WHEREAS, the Issuer intends by this Supplemental Indenture to (i) create two series of Issuer's debt securities, $50,000,000 aggregate principal amount of 8 3/8% Notes due 2005 (the "2005 Notes") and $50,000,000 aggregate principal amount of 8 5/8% Notes due 2009 (the "2009 Notes," and together with the 2005 Notes, the "Notes"); and (ii) establish the form and the terms and conditions of such Notes.

           WHEREAS, the General Partner, on behalf of the Issuer and itself, has approved the creation of the Notes and the form, terms and conditions thereof.

           WHEREAS, the consent of Holders to the execution and delivery of this Supplemental Indenture is not required, and all other actions required to be taken under the Original Indenture with respect to this Supplemental Indenture have been taken.

           NOW, THEREFORE IT IS AGREED:

ARTICLE ONE

DEFINITIONS, CREATION, FORM AND TERMS AND CONDITIONS OF THE DEBT SECURITIES

           Section 1.01. Definitions. Capitalized terms used in this Supplemental Indenture and not otherwise defined shall have the meanings ascribed to them in the Original Indenture. In addition, the following terms shall have the following meanings to be equally applicable to both the singular and the plural forms of the terms defined:

           "Affiliate" means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any other Person that owns, directly or indirectly, 10% or more of such specified Person's Voting Stock or any executive officer or director of any such specified Person or other Person or, with respect to any natural Person, any Person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

           "Default" means any event that after notice or passage of time or both would be an Event of Default.

           "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors is required to approve under the terms hereof or of the Original Indenture, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

           "DTC" means The Depository Trust Company.

           "Global Note" means a single fully-registered global note in book-entry form, without coupons, substantially in the form of Exhibit A (with respect to the 2005 Notes) and Exhibit B (with respect to the 2009 Notes) attached hereto.

           "Indenture" means the Original Indenture as supplemented by this Fifth Supplemental Indenture.

           "Intercompany Indebtedness" means Indebtedness of the Issuer or any Restricted Subsidiary owing to any Restricted Subsidiary or the Issuer; provided that any such Indebtedness is made pursuant to an intercompany note and is subordinated in payment to the Notes; provided further that any disposition, pledge or transfer of any such Indebtedness to a Person (other than the Issuer or a Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the Issuer or a Restricted Subsidiary, as the case may be, with such Indebtedness no longer being deemed to be Intercompany Indebtedness.

           "Issuance Date" means the closing date for the sale and original issuance of the Notes.

           "Original Notes" means the debt securities issued by the Issuer pursuant to the Original Supplemental Indenture.

           "Original Supplemental Indenture" means the fourth supplemental indenture dated as of August 16, 2000, to the Indenture.

           "Restricted Subsidiary" means any Subsidiary of the Issuer, whether existing on or after the date of this Supplemental Indenture, unless such Subsidiary of the Issuer is an Unrestricted Subsidiary or is designated as an Unrestricted Subsidiary pursuant to the terms of this Supplemental Indenture.

           "Unrestricted Subsidiary" means (a) any Subsidiary that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors, as provided below) and (b) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as (i) neither the Issuer nor any other Subsidiary is directly or indirectly liable for any Indebtedness of such Subsidiary, (ii) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Issuer or any other Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity, (iii) neither the Issuer nor any other Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from persons who are not Affiliates of the Issuer and (iv) neither the Issuer nor any other Subsidiary has any obligation (1) to subscribe for additional shares of Capital Stock or other equity interest in such Subsidiary or (2) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing a board resolution with the Trustee giving effect to such designation. The Board of Directors may designate any Unrestricted Subsidiary as a Restricted Subsidiary if immediately after giving effect to such designation, there would be no Default or Event of Default under this Indenture and the Issuer could incur $1.00 of additional Indebtedness (other than Intercompany Indebtedness) pursuant to Section 1011 of the Original Indenture.

           Section 1.02. Creation of the Debt Securities. In accordance with Section 301 of the Original Indenture, the Issuer hereby creates the Notes as two separate series of its debt securities issued pursuant to the Indenture. The Notes shall be issued in two separate series, each series in an aggregate principal amount not to exceed $50,000,000, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 905 or 1107 of the Original Indenture.

           Section 1.03. Form of the Debt Securities. The Notes will be represented by separate fully-registered global notes in book-entry form, without coupons, registered in the name of the nominee of DTC. The 2005 Notes and the 2009 Notes shall be in the form of Exhibit A and Exhibit B, respectively, attached hereto. So long as DTC, or its nominee, is the registered owner of the Global Notes, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Notes for all purposes under the Indenture. Ownership of beneficial interests in the Global Notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC (with respect to beneficial interests of participants) or by participants or persons that hold interests through participants (with respect to beneficial interests of beneficial owners).

           Section 1.04. Terms and Conditions of the Debt Securities. The terms of the Notes are set forth in the form of Notes attached hereto as Exhibit A and Exhibit B. In addition, the Notes shall be governed by all the terms and conditions of the Original Indenture, as supplemented by this Fifth Supplemental Indenture, and in particular, the following provisions shall be terms of the Notes:

          (a)    Payment of Principal, Premium if any, and Interest. Principal, premium, if any, and interest payments on interests represented by the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner of such Global Notes. All payments of principal, premium, if any, and interest in respect of the Notes will be made by the Issuer in immediately available funds.

          (b)    Inapplicability of Guarantee. The Notes will not be Guaranteed Securities pursuant to the Original Indenture and the Guarantee set forth in Article Sixteen, Section 1601 of the Original Indenture shall not be applicable to the Notes.

          (c)    Additional Covenants. In addition to the covenants set forth in the Original Indenture, the Issuer hereby further covenants as follows:

(i) Limitation on Consolidation, Merger, etc. The Issuer will not consolidate with or merge with or into any Person or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its assets to any other Person unless after giving pro forma effect to the consolidation, merger, sale, conveyance, transfer, lease or other disposition, the Issuer or successor entity could incur at least $1.00 of Indebtedness (other than Intercompany Indebtedness) in accordance with the covenant set forth in Section 1011 of the Original Indenture.

(ii) Limitation on Incurrence of Indebtedness. The Issuer will not allow any Restricted Subsidiary to incur any Indebtedness other than Intercompany Indebtedness.

(iii) Limitation on Distributions. The Issuer will not make any distribution, by reduction of capital or otherwise (other than distributions payable in securities evidencing interests in the Issuer's capital for the purpose of acquiring interests in real property or otherwise) unless, immediately after giving pro forma effect to such distribution, the Issuer could incur at least $1.00 of Indebtedness (other than Intercompany Indebtedness) in accordance with the covenant set forth in Section 1011 of the Original Indenture; provided, however, that the foregoing, limitation shall not apply to any distribution or other action which is necessary to maintain the General Partner's status as a REIT under the Code, if the aggregate principal amount of all outstanding Indebtedness of the General Partner and the Issuer on a consolidated basis at such time is less than 60% of Adjusted Total Assets.

(iv) Limitation on Transactions with Affiliates. The Issuer shall not, and shall not permit any Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any Affiliate of the Issuer (other than the Issuer or a wholly-owned Subsidiary of the Issuer) unless (a) such transaction or series of related transactions is on terms that are no less favorable to the Issuer or such Subsidiary, as the case may be, than those that could have been obtained in an arm's-length transaction with unrelated third parties who are not Affiliates, (b) with respect to any transaction or series of related transactions involving aggregate consideration equal to or greater than $5.0 million, the Issuer shall have delivered an Officer's Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (a) above and such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the Board of Directors of the General Partner, or in the event no members of the Board of Directors of the General Partner are Disinterested Directors with respect to any transaction or series of transactions included in this clause (b), the Issuer has obtained a written opinion from a nationally recognized investment banking firm to the effect such transaction or series of related transactions is fair to the Issuer or such Subsidiary, as the case may be, from a financial point of view and (c) with respect to any transaction or series of related transactions including aggregate consideration in excess of $15.0 million, the Issuer shall obtain an opinion from a nationally recognized investment banking firm as described above; provided, however, that this provision shall not restrict (1) the Issuer from paying reasonable and customary regular compensation and fees to directors of the General Partner who are not employees of the General Partner or (2) the payment of compensation (including stock options and other incentive compensation) to officers and other employees.

(v) Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. Tile Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, (b) pay any Indebtedness owed to the Issuer or any other Subsidiary, (c) make investments, loans or advances to the Issuer or any other Subsidiary, (d) transfer any of its properties or assets to the Issuer or any other Subsidiary or (e) guarantee any Indebtedness of the Issuer or any other Subsidiary.

(vi) Limitation on Sale of Capital Stock of Restricted Subsidiaries. The Issuer (a) shall not permit any Restricted Subsidiary to issue any Capital Stock (other than to the Issuer or a Restricted Subsidiary) and (b) shall not permit any Person (other than the Issuer or a Restricted Subsidiary) to own any Capital Stock of any Restricted Subsidiary; provided, however, that foregoing shall not prohibit the issuance and sale of all, but not less than all, of the issued and outstanding Capital Stock of any Subsidiary owned by the Issuer or any Subsidiary in compliance with the other provisions of this Supplemental Indenture and the Original Indenture.

           Section 1.05. Amendment to Article Fifteen. Article Fifteen of the Indenture is hereby amended by adding the following Section 15.07:

Section 15.07 Holders of Notes and Holders of Original Notes Vote as Single Class. Whenever any provision of this Indenture provides for the Holders of a series of the Notes to vote and/or consent on any matter, the Holders of such series will vote and/or consent on any and all such matters together with the holders of the corresponding series of the Original Notes as one class, and neither the Holders nor the holders of the Original Notes corresponding to such series will have the right to vote and/or consent as a separate class on any matter.

ARTICLE TWO

Trustee

           Section 2.01.    Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution thereof by the Issuer. The recitals of fact contained herein shall be taken as the statements solely of the Issuer, and the Trustee assumes no responsibility for the correctness thereof.

ARTICLE THREE

Miscellaneous Provisions

           Section 3.01. Ratification of Original Indenture. This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and as supplemented and modified hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

           Section 3.02. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

           Section 3.03. Successors and Assigns. All covenants and agreements in this Supplemental Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.

           Section 3.04. Separability Clause. In case any one or more of the provisions contained in this Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

           Section 3.05. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Supplemental Indenture and shall, to the extent applicable, be governed by such provisions.

           Section 3.06. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first above written.

CHELSEA GCA REALTY PARTNERSHIP, L.P. By: Chelsea GCA Realty, Inc., as General Partner By: Name: Title:

Attest:

Name:
Title

CHELSEA GCA REALTY, INC. By: Name: Title:

Attest:

Name:
Title

[SEAL]	STATE STREET BANK AND TRUST COMPANY By: Name: Title:

Attest:

Name:
Title

[FACE OF NOTE]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY (AS DEFINED IN THE INDENTURE) OR A NOMINEE THEREOF. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED NO.1 CUSIP NO.	REGISTERED PRINCIPAL AMOUNT $50,000,000

CHELSEA GCA REALTY PARTNERSHIP, L.P.

8 3/8% Note due 2005

           Chelsea GCA Realty Partnership, L.P., a limited partnership duly organized and existing under the laws of Delaware (hereinafter called the “Issuer”), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal amount of $50,000,000 on August 17, 2005 (the “Stated Maturity Date”), unless redeemed prior thereto in accordance with the provisions hereof, and to pay interest thereon from and including August 16, 2000 (or from and including the immediately preceding Interest Payment Date (as defined below) to which interest has been paid or duly provided for), semi-annually in arrears on February 17 and August 17 of each year, commencing on February 17, 2001 (each, an “Interest Payment Date”), and on the Stated Maturity Date or Redemption Date (as defined on the reverse hereof), as the case may be (such date being referred to herein as the “Maturity Date” with respect to the principal repayable on such date), at the rate of 8 3/8% per annum, until payment of said principal in arrears has been made or duly provided for. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

          The interest so payable and punctually paid or duly provided for on any Interest Payment Date will be paid to the Holder in which name this Note (or one or more predecessor Notes) is registered at the close of business on the “Regular Record Date” for such payment, which will be the February 2 or August 2, as the case may be, immediately preceding such Interest Payment Date, (regardless of whether such day is a Business Day (as defined below)). Any interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and shall be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a subsequent Special Record Date for the payment of such defaulted interest (which shall be not more than 15 days and not less than 10 Business Days prior to the date of the payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the Holders of the Notes not less than 10 days preceding such subsequent Special Record Date.

           Payment of the principal of and the interest on this Note will be made at the office or agency of the Issuer maintained for that purpose in Boston, Massachusetts, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Issuer, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, further, that payment to the Depository Trust Company (“DTC”) or any successor depository may be made by wire transfer to the account designated by DTC or such successor depository in writing.

          The principal of and premium, if any, on this Note payable on the Maturity Date will be paid against presentation and surrender of this Note at the office or agency of the Issuer maintained for that purpose in Boston, Massachusetts. The Issuer hereby initially designates the Corporate Trust Office of State Street Bank and Trust Company (the “Trustee”) in Boston, Massachusetts as the office to be maintained by it where Notes may be presented for payment, registration of transfer, or exchange and where notices or demands to or upon the Issuer in respect of the Notes or the Indenture (as defined on the reverse hereof) may be served.

           Interest on this Note on any Interest Payment Date and on the Maturity Date, will be the amount of interest accrued from and including the immediately preceding Interest Payment Date or from and including August 16, 2000, if no interest has been paid or duly provided for or if no interest has been paid or duly provided for on the corresponding Original Notes, to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be. If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the payment required to be made on such date will, instead, be made on the next Business Day with the same force and effect as if it were made on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to the next Business Day. “Business Day” means any day, other than a Saturday, a Sunday or other day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to be closed.

           Payments of principal, premium, if any, and interest in respect of this Note will be made by wire transfer of immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

           Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Note shall not be entitled to the benefits of the Indenture or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under such Indenture.

          This Note is not guaranteed by Chelsea GCA Realty, Inc.

          IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by an authorized signatory.

Dated: ________________, 2000

CHELSEA GCA REALTY PARTNERSHIP, L.P. as Issuer By: CHELSEA GCA REALTY, INC., as General Partner By: Name: Title:

Attest:

Name:
Title

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

STATE STREET BANK AND TRUST COMPANY, as Trustee By: Authorized Officer

[REVERSE OF NOTE]

CHELSEA GCA REALTY PARTNERSHIP, L.P.

8 3/8% Note due 2005

          This Note is one of a duly authorized issue of debentures, notes, bonds, or other evidences of indebtedness of the Issuer (hereinafter called the “Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture dated as of January 23, 1996 (herein called the “Original Indenture”), duly executed and delivered by the Issuer to State Street Bank and Trust Company, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of Securities of which this Note is a part), to which Original Indenture and all modifications and amendments and indentures supplemental thereto, relating to the Notes, including the Second Supplemental Indenture dated as of October 23, 1996, the Third Supplemental Indenture dated as of October 21, 1997, the Fourth Supplemental Indenture dated as of August 16, 2000, and the Fifth Supplemental Indenture dated as of _____________, 2000, reference is hereby made for a description of the rights, limitations of rights, obligations, duties, and immunities thereunder of the Trustee, the Issuer and the Holders of the Notes, and of the terms upon which the Notes are authenticated and delivered. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), and may otherwise vary as provided in the Indenture. This Note is one of a series designated as the “8 3/8% Notes due 2005” of the Issuer, limited in aggregate principal amount to $50,000,000, subject to the provisions of the Indenture.

          This Note is subject to redemption at the option of the Issuer, in whole or in part, upon not less than 30 nor more than 60 days prior written notice, at any time, at a redemption price equal to the sum of (i) the principal amount being redeemed, plus accrued and unpaid interest, if any, thereon to the redemption date (the “Redemption Date”), and (ii) the Make-Whole Amount (as defined below), if any, with respect to the principal amount being redeemed (collectively, the “Redemption Price”); provided, however, that interest payable on an Interest Payment Date which is on or prior to the Redemption Date shall be payable to the Person in whose name this Note is registered in the security register of the Issuer as of the close of business on the Regular Record Date immediately preceding such Interest Payment Date.

          As used herein:

           "Make-Whole Amount" means, in connection with any optional redemption of this Note, the excess, if any, of (i) the aggregate present value as of the date of such redemption of each dollar of principal of this Note being redeemed and the amount of any interest (exclusive of accrued and unpaid interest, if any, thereon to the Redemption Date) that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the applicable Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had not been made, over (ii) the aggregate principal amount of this Note being redeemed.

           "Reinvestment Rate" means 0.25% plus the yield on treasury securities at a constant maturity under the heading “Week Ending” published in the most recent Statistical Release under the caption “Treasury Constant Maturities” for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal amount of this Note being redeemed. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purpose of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

           "Statistical Release" means the statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination of the Make-Whole Amount, then such other reasonably comparable index which shall be designated by the Issuer.

          This Note is not subject to repayment at the option of the Holder hereof. In addition, this Note is not entitled to the benefit of any sinking fund.

          In case an Event of Default with respect to this Note shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect, and subject to the conditions, provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Securities under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of all Securities issued under the Indenture at the time outstanding and affected thereby. Furthermore, provisions in the Indenture permit the Holders of not less than a majority of the aggregate principal amount, in certain instances, of the Outstanding Securities of any series to waive, on behalf of all of the Holders of Securities of such series, certain past defaults under the Indenture and their consequences. Any such waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and other Notes issued upon the registration of transfer hereof or in exchange hereof, or in lieu hereof, whether or not such consent or waiver is made upon this Note.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

          This Note is issuable only in fully registered, book-entry form, without coupons, in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. This Note may be exchanged for a like aggregate principal amount of Notes of other authorized denominations at the office or agency of the Issuer in Boston, Massachusetts, in the manner and subject to the limitations provided herein and in the Indenture, but without the payment of any charge except for any tax or other governmental charge imposed in connection therewith.

          Upon due presentment for registration of transfer of this Note at the office or agency of the Issuer in Boston, Massachusetts, one or more new Notes of authorized denominations in an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided herein and in the Indenture, but without payment of any charge except for any tax or other governmental charge imposed in connection therewith.

          The Issuer, the Trustee or any authorized agent of the Issuer or the Trustee may deem and treat the Person in whose name this Note is registered as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof or premium, if any, hereon, and subject to the provisions on the face hereof, interest hereon and for all other purposes, and neither the Issuer or the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

          The Indenture and this Note shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of such state, without giving effect to any conflict of law principles.

           Capitalized terms used herein which are not otherwise defined shall have the respective meanings assigned to them in the Indenture.

ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or Typewrite Name and Address
Including Postal Zip Code of Assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Note on the books of the Issuer, with full power of substitution in the premises.

[FACE OF NOTE]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY (AS DEFINED IN THE INDENTURE) OR A NOMINEE THEREOF. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED NO.1 CUSIP NO.	REGISTERED PRINCIPAL AMOUNT $50,000,000

CHELSEA GCA REALTY PARTNERSHIP, L.P.
8 5/8% Note due 2009

           Chelsea GCA Realty Partnership, L.P., a limited partnership duly organized and existing under the laws of Delaware (hereinafter called the “Issuer”), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal amount of $50,000,000 on August 17, 2009 (the “Stated Maturity Date”), unless redeemed prior thereto in accordance with the provisions hereof, and to pay interest thereon from and including August 16, 2000 (or from and including the immediately preceding Interest Payment Date (as defined below) to which interest has been paid or duly provided for), semi-annually in arrears on February 17 and August 17 of each year, commencing on February 17, 2001 (each, an “Interest Payment Date”), and on the Stated Maturity Date or Redemption Date (as defined on the reverse hereof), as the case may be (such date being referred to herein as the “Maturity Date” with respect to the principal repayable on such date), at the rate of 8 5/8% per annum, until payment of said principal in arrears has been made or duly provided for. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

          The interest so payable and punctually paid or duly provided for on any Interest Payment Date will be paid to the Holder in which name this Note (or one or more predecessor Notes) is registered at the close of business on the “Regular Record Date” for such payment, which will be the February 2 or August 2, as the case may be, immediately preceding such Interest Payment Date, (regardless of whether such day is a Business Day (as defined below)). Any interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and shall be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a subsequent Special Record Date for the payment of such defaulted interest (which shall be not more than 15 days and not less than 10 Business Days prior to the date of the payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the Holders of the Notes not less than 10 days preceding such subsequent Special Record Date.

           Payment of the principal of and the interest on this Note will be made at the office or agency of the Issuer maintained for that purpose in Boston, Massachusetts, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Issuer, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, further, that payment to the Depository Trust Company (“DTC”) or any successor depository may be made by wire transfer to the account designated by DTC or such successor depository in writing.

          The principal of and premium, if any, on this Note payable on the Maturity Date will be paid against presentation and surrender of this Note at the office or agency of the Issuer maintained for that purpose in Boston, Massachusetts. The Issuer hereby initially designates the Corporate Trust Office of State Street Bank and Trust Company (the “Trustee”) in Boston, Massachusetts as the office to be maintained by it where Notes may be presented for payment, registration of transfer, or exchange and where notices or demands to or upon the Issuer in respect of the Notes or the Indenture (as defined on the reverse hereof) may be served.

           Interest on this Note on any Interest Payment Date and on the Maturity Date, will be the amount of interest accrued from and including the immediately preceding Interest Payment Date or from and including August 16, 2000, if no interest has been paid or duly provided for or if no interest has been paid or duly provided for on the corresponding Original Notes, to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be. If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the payment required to be made on such date will, instead, be made on the next Business Day with the same force and effect as if it were made on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to the next Business Day. “Business Day” means any day, other than a Saturday, a Sunday or other day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to be closed.

           Payments of principal, premium, if any, and interest in respect of this Note will be made by wire transfer of immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

           Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Note shall not be entitled to the benefits of the Indenture or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under such Indenture.

          This Note is not guaranteed by Chelsea GCA Realty, Inc.

          IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by an authorized signatory.

Dated: ________________, 2000

CHELSEA GCA REALTY PARTNERSHIP, L.P. as Issuer By: CHELSEA GCA REALTY, INC., as General Partner By: Name: Title:

Attest:

Name:
Title

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

STATE STREET BANK AND TRUST COMPANY, as Trustee By: Authorized Officer

[REVERSE OF NOTE]

CHELSEA GCA REALTY PARTNERSHIP, L.P.

8 5/8% Note due 2009

          This Note is one of a duly authorized issue of debentures, notes, bonds, or other evidences of indebtedness of the Issuer (hereinafter called the “Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture dated as of January 23, 1996 (herein called the “Original Indenture”), duly executed and delivered by the Issuer to State Street Bank and Trust Company, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of Securities of which this Note is a part), to which Original Indenture and all modifications and amendments and indentures supplemental thereto, relating to the Notes, including the Second Supplemental Indenture dated as of October 23, 1996, the Third Supplemental Indenture dated as of October 21, 1997, the Fourth Supplemental Indenture dated as of August 16, 2000, and the Fifth Supplemental Indenture dated as of ______________, 2000, reference is hereby made for a description of the rights, limitations of rights, obligations, duties, and immunities thereunder of the Trustee, the Issuer and the Holders of the Notes, and of the terms upon which the Notes are authenticated and delivered. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), and may otherwise vary as provided in the Indenture. This Note is one of a series designated as the “8 5/8% Notes due 2009” of the Issuer, limited in aggregate principal amount to $50,000,000, subject to the provisions of the Indenture.

          This Note is subject to redemption at the option of the Issuer, in whole or in part, upon not less than 30 nor more than 60 days prior written notice, at any time, at a redemption price equal to the sum of (i) the principal amount being redeemed, plus accrued and unpaid interest, if any, thereon to the redemption date (the “Redemption Date”), and (ii) the Make-Whole Amount (as defined below), if any, with respect to the principal amount being redeemed (collectively, the “Redemption Price”); provided, however, that interest payable on an Interest Payment Date which is on or prior to the Redemption Date shall be payable to the Person in whose name this Note is registered in the security register of the Issuer as of the close of business on the Regular Record Date immediately preceding such Interest Payment Date.

          As used herein:

           "Make-Whole Amount" means, in connection with any optional redemption of this Note, the excess, if any, of (i) the aggregate present value as of the date of such redemption of each dollar of principal of this Note being redeemed and the amount of any Interest (exclusive of accrued and unpaid interest, if any, thereon to the Redemption Date) that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the applicable Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had not been made, over (ii) the aggregate principal amount of this Note being redeemed.

           "Reinvestment Rate" means 0.25% plus the yield on treasury securities at a constant maturity under the heading “Week Ending” published in the most recent Statistical Release under the caption “Treasury Constant Maturities” for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal amount of this Note being redeemed. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purpose of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

           "Statistical Release" means the statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination of the Make-Whole Amount, then such other reasonably comparable index which shall be designated by the Issuer.

          This Note is not subject to repayment at the option of the Holder hereof. In addition, this Note is not entitled to the benefit of any sinking fund.

          In case an Event of Default with respect to this Note shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect, and subject to the conditions, provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Securities under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of all Securities issued under the Indenture at the time outstanding and affected thereby. Furthermore, provisions in the Indenture permit the Holders of not less than a majority of the aggregate principal amount, in certain instances, of the Outstanding Securities of any series to waive, on behalf of all of the Holders of Securities of such series, certain past defaults under the Indenture and their consequences. Any such waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and other Notes issued upon the registration of transfer hereof or in exchange hereof, or in lieu hereof, whether or not such consent or waiver is made upon this Note.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

          This Note is issuable only in fully registered, book-entry form, without coupons, in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. This Note may be exchanged for a like aggregate principal amount of Notes of other authorized denominations at the office or agency of the Issuer in Boston, Massachusetts, in the manner and subject to the limitations provided herein and in the Indenture, but without the payment of any charge except for any tax or other governmental charge imposed in connection therewith.

          Upon due presentment for registration of transfer of this Note at the office or agency of the Issuer in Boston, Massachusetts, one or more new Notes of authorized denominations in an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided herein and in the Indenture, but without payment of any charge except for any tax or other governmental charge imposed in connection therewith.

          The Issuer, the Trustee or any authorized agent of the Issuer or the Trustee may deem and treat the Person in whose name this Note is registered as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof or premium, if any, hereon, and subject to the provisions on the face hereof, interest hereon and for all other purposes, and neither the Issuer or the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

          The Indenture and this Note shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of such state, without giving effect to any conflict of law principles.

           Capitalized terms used herein which are not otherwise defined shall have the respective meanings assigned to them in the Indenture.

ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or Typewrite Name and Address
Including Postal Zip Code of Assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Note on the books of the Issuer, with full power of substitution in the premises.